SECOND AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of November 20, 2019, to the Fund Accounting Servicing Agreement, dated as of January 18, 2010 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust (the “Trust”), on behalf of its series listed on Exhibit A hereto, as maybe amended from time to time (each a “Fund” and collectively the “Funds”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fee schedule Exhibit B of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced in its entirety with
First Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS    U.S. BANCORP FUND SERVICES, LLC

By: /s/ John P. Buckel______________        By: /s/ Jason Hadler_________________

Printed Name: John P. Buckel            Printed Name: Jason Hadler

Title: President                    Title: Senior Vice President

Jensen

First Amended Exhibit A
to the
Fund Accounting Servicing Agreement – Trust for Professional Managers

Fund Names

Name of Series

Jensen Value Fund
Jensen Global Quality Growth Fund

Jensen

First Amended Exhibit B to the Fund Accounting Servicing Agreement

Fund Accounting Services Fee Schedule effective October 1, 2019 to September 30, 2024
Annual Fund Accounting Fee Based Upon Average Net Assets per Fund*
$____ on first $____

____ basis points on the next $____
____ basis point on the balance

Additional fee of $____ for each additional class over four and or for a Controlled Foreign Corporation (CFC), or sub-advisor

All schedules subject to change depending upon the use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services

▪	$____ – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs, Total Return Swaps

▪	$____ – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds

▪	$____ – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield

▪	$____ – Interest Rate Swaps, Foreign Currency Swaps

▪	$____ – Bank Loans

▪	$____ – Swaptions

▪	$____ – Intraday money market funds pricing, up to 3 times per day

▪	$____ – Credit Default Swaps

▪	$____ per Month Manual Security Pricing (>25per day)

NOTE: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.
Corporate Action and Factor Services (security paydown)

▪	$____ per Foreign Equity Security per Month

▪	$____ per Domestic Equity Security per Month

▪	$____ per CMOs, Asset Backed, Mortgage Backed Security per Month

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing and customized reporting.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Master/Feeder structures and additional services mutually agreed upon.

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In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

Adviser’s signature below acknowledges approval of the fee schedule in this Exhibit B

Jensen Investment Management, Inc

By: /s/ Eric Schoenstein______________

Name: Eric Schoenstein______________

Title: Vice President_________________

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